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                                                                    EXHIBIT 10.2


                          STRATEGIC ALLIANCE AGREEMENT

         This Strategic Alliance Agreement (this "Agreement") is entered into as of the ____ day of _____________, 2004 (the "Effective Date"), by and between Bull Street Real Estate Investment Trust, Inc., a Maryland corporation ("Bull Street") and Consolidated Mortgage, Inc., a Nevada corporation ("Consolidated Mortgage").

         WHEREAS, Consolidated Mortgage is regularly and actively engaged in the business of originating and servicing mortgage loans for the acquisition of, development of, and construction on real estate (collectively, "Mortgage Loans");

         WHEREAS, Bull Street is a real estate investment trust that intends to invest in, among other things, Mortgage Loans; and

         WHEREAS, Consolidated Mortgage and Bull Street wish to enter into a strategic alliance regarding the origination and servicing of Mortgage Loans by Consolidated Mortgage and the purchasing of Mortgage Loans by Bull Street.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual premises hereinafter expressed, the parties hereto do mutually agree as follows:

                    ARTICLE I. SCOPE OF STRATEGIC ALLIANCE.

         A. Consolidated Mortgage shall continue to originate Mortgage Loans in accordance with its historical practices. Commencing as of ________, 2004, on a monthly basis, Bull Street shall provide Consolidated Mortgage with one or more pricing sheets ("Pricing Sheets") in which Bull Street shall provide loan parameters (including loan to value ratio, credit scores and other criteria) applicable to Mortgage Loans and the applicable pricing for such Mortgage Loans. Consolidated Mortgage agrees and acknowledges that as to any and all Mortgage Loans originated by Consolidated Mortgage or its affiliates and serviced by Consolidated Mortgage that are within the parameters set forth in the applicable Pricing Sheets, Bull Street shall have a right of first refusal to purchase such Mortgage Loans as set forth herein.

         B. On a regular basis (but no less frequently than monthly), Consolidated Mortgage shall send a written report (a "Mortgage Loan Report") to Bull Street setting forth in reasonable detail all Mortgage Loans within the parameters set forth in the applicable Pricing Sheets. No later than ___ days following its receipt of a Mortgage Loan Report (the "Initial Election Period"), Bull Street shall send written notice to Consolidated Mortgage specifying the Mortgage Loans set forth in the Mortgage Loan Report that Bull Street is interested in purchasing all or a portion thereof (a "Preliminary Purchase Notice"). The Preliminary Purchase Notice shall constitute an offer by Bull Street to purchase the Mortgage Loans set forth therein at the price set forth in the applicable Pricing Sheets and upon the terms set forth herein. If Bull Street fails to deliver a Preliminary Purchase Notice to Consolidated Mortgage prior to the expiration of the Initial Election Period, then Consolidated Mortgage may sell the Mortgage Loans set forth in the applicable Mortgage Loan Report to one or more third parties without regard to this Agreement.


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         C. No later than two Business Days after its receipt of a Preliminary
Purchase Notice (the "Election Period"), Consolidated Mortgage shall elect to sell the Mortgage Loans described in the Preliminary Purchase Notice for the purchase price set forth in the applicable Pricing Sheets (a "Sale Election") or elect to offer the Mortgage Loans to Bull Street at a higher price than set forth in the applicable Pricing Sheets (a "Repricing Election"). Consolidated Mortgage shall make a Sale Election or a Repricing Election by delivery of written notice to Bull Street during the Election Period. If Consolidated Mortgage fails to deliver such written notice to Bull Street prior to the expiration of the Election Period, then Consolidated Mortgage shall be deemed to have made a Sale Election with regard to all of the Mortgage Loans set forth in the Preliminary Purchase Notice. For purposes hereof "Business Day" means any day other than Saturday or Sunday or other day on which national banks in Las Vegas, Nevada are required or permitted by applicable law to close.

         D. Bull Street may, by delivery of written notice to Consolidated Mortgage on or before the expiration of two Business Days after receipt by Bull Street of the Repricing Election (the "Repricing Election Period"), elect to purchase all or any portion of the Mortgage Loans originally set forth in the Preliminary Purchase Notice at the price set forth in the Repricing Election. If Bull Street fails to deliver such written notice prior to the expiration of the Repricing Election Period, then Bull Street shall be deemed to have elected not to purchase the Mortgage Loans that are subject to such Repricing Election. As to any Mortgage Loans that are subject to a Repricing Election that Bull Street does not elect to purchase hereunder (collectively, "Market Mortgage Loans"), Consolidated Mortgage may, after expiration of the Repricing Election Period (or, if sooner, receipt of written notice from Bull Street that it shall not purchase such Market Mortgage Loans), market and sell such Market Mortgage Loans to one or more third parties at the price set forth in the applicable Repricing Election; provided, however, that if Consolidated Mortgage proposes to sell any Market Mortgage to any third party purchaser at a price that is less than the price set forth in the applicable Repricing Election (or upon terms more favorable than originally offered to Bull Street), it shall first offer such Market Mortgage Loan to Bull Street again at such reduced price or upon such more favorable terms (each a "Re-Offered Mortgage") by delivery of written notice to Bull Street (a "Re-Offer Notice"). Bull Street shall have two Business Days following its receipt of a Re-Offer Notice (the "Re-Offer Period") to elect to purchase one or more Re-Offered Mortgages by delivery of written notice to Consolidated Mortgage (a "Re-Offer Purchase Notice"). If Bull Street fails to deliver a Re-Offer Purchase Notice prior to the expiration of the Re-Offer Period, then Bull Street shall be deemed to have elected not to purchase such Re-Offered Mortgages as of the last day of the Re-Offer Period. As to any Re-Offered Mortgages that Bull Street does not elect to purchase hereunder, Consolidated Mortgage may, after expiration of the Re-Offer Period (or, if sooner, receipt of written notice from Bull Street that is shall not purchase such Re-Offered Mortgages) sell such Re-Offered Mortgages to one or more third party purchasers at the price set forth in the Re-Offer Notice; provided, that if Consolidated Mortgage proposes to sell any Re-Offered Mortgage to any third party purchaser at a price that is less than the price set forth in the Re-Offer Notice (or upon terms more favorable than originally offered to Bull Street), it shall offer such Re-Offered Mortgage to Bull Street again in accordance with the procedures set forth herein with regard to Re-Offered Mortgages.


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         E. Consolidated Mortgage may freely sell, without regard to the provisions of this Agreement, (i) any Mortgage Loans that are not within the parameters set forth in the Pricing Sheets, and (ii) any Mortgage Loans that were set forth in a Mortgage Loan Report that Bull Street did not elect to purchase in a Preliminary Purchase Notice.

         F. No later than the Business Day immediately preceding a Closing (as defined below), Consolidated Mortgage shall deliver to Bull Street those due diligence materials, reports and documents relating to the Mortgage Loans to be purchased at such Closing further described in Attachment "C" hereto (the "Specified Materials"). In addition, Consolidated Mortgage shall provide Bull Street with any additional documents and other information that Bull Street may reasonably request with respect to any Mortgage Loans to be purchased by Bull Street hereunder. It shall be a condition to the obligation of Bull Street to purchase any Mortgage Loan at a Closing that Consolidated Mortgage shall have timely provided to Bull Street all of the Specified Materials (and any other documents and other information reasonably requested by Bull Street).

         G. Each closing of the purchase of Mortgage Loans by Bull Street hereunder (each a "Closing") shall take place at the principal offices of Bull Street, at the address specified in Article IX hereof, on a Business Day designated by Bull Street no later than seven days after Bull Street elects to purchase such Mortgage Loans. At the Closing, Consolidated Mortgage shall execute and deliver to Bull Street a purchase and sale agreement and, as applicable, an assignment of mortgage (in each case on forms agreed to by Bull Street and Consolidated Mortgage) and any and all additional documents and instruments required to convey good and marketable title to the Mortgage Loans to Bull Street free and clear of any liens, encumbrances or claims (and shall provide Bull Street with customary representations and warranties to such effect as well as adequate assurances that such Mortgage Loans satisfy the applicable parameters set forth in the applicable Pricing Sheets, are valid obligations of the respective borrowers and that no default, event of default, potential default or similar occurrence exists with respect to such Mortgage Loans). At the Closing, unless otherwise agreed upon by the parties, Bull Street shall purchase the Mortgage Loans for the applicable purchase price payable in immediately available funds.

         H. Consolidated Mortgage shall use its best efforts to originate Mortgage Loans that satisfy the criteria set forth in Bull Street's Pricing Sheets. Bull Street may, at its election, request periodic accounting and other financial records from Consolidated Mortgage that demonstrate its performance of this Agreement. Any proprietary information and associated products, copyrights, trademarks and logos developed by parties to this Agreement shall remain the property of the party which developed them.

         I. Each party hereto shall, in a professional manner, take all steps necessary to perform its duties hereunder.

         J. In addition to the other matters set forth in this Article I, the parties agree to the covenants and other matters set forth in Attachment "A" hereto, which are incorporated by reference as if fully set forth herein.


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                       ARTICLE II. PERIOD OF PERFORMANCE.

         This Agreement shall be effective as of the Effective Date and shall expire on the later of (i) three years after the Effective Date, or (ii) with respect to any projects, commercial loans or open contracts and/or related residual income such date that all business has been completed. Thereafter, this Agreement shall be automatically renewed for successive one year periods unless any party gives written notice of termination to the other party at least 30 days prior to the scheduled date of expiration. Notwithstanding the foregoing, this Agreement shall be earlier terminated (x) at any time by mutual agreement of the parties, (y) by any party, if Bull Street has not completed a public offering of its securities (an "IPO") on or before June 30, 2004, or (z) at any time by Bull Street or Consolidated Mortgage upon 60 days' advance written notice after an event constituting "cause" has occurred to the other party. For purposes of this Agreement "cause" means a judgment by a competent court that the subject party has committed fraud either against third parties or against the other party to this Agreement; the bankruptcy, insolvency or dissolution of the subject party; or the material breach of this Agreement by the subject party (that is not cured by the subject party within 30 days after receipt of written notice). Time is of the essence in the performance of the obligations under this Agreement.

                            ARTICLE III. MANAGEMENT.

         Each party shall designate a partner, officer or other senior person to be responsible for the overall administration of such party's responsibilities under this Agreement. Neither party shall have management authority over the other outside the scope and performance of this Agreement.

                     ARTICLE IV. CONFIDENTIAL INFORMATION.

         Consolidated Mortgage acknowledges and agrees that in the course of the performance of this Agreement or additional services pursuant to this Agreement, it may be given access to, or come into possession of, confidential information of Bull Street, which information may contain trade secrets, proprietary data or other confidential material of Bull Street. Therefore, the parties have executed a Non-Disclosure Agreement which is attached hereto as "Attachment B", and incorporated by reference as if fully set forth herein. Materials used in any engagement undertaken pursuant to this Agreement shall not be altered or changed without the consent of both parties.

                           ARTICLE V. NO PARTNERSHIP.

         Nothing herein contained shall be construed to imply a joint venture, partnership or principal-agent relationship between Bull Street and Consolidated Mortgage, and neither party shall have the right, power or authority to obligate or bind the other in any manner whatsoever,


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except as otherwise agreed to in writing. The parties do not contemplate a sharing of profits relating to the business of Bull Street or Consolidated Mortgage so as to create a separate taxable entity under Section 761 of the Internal Revenue Code of 1986, as amended, nor co-ownership of a business or property so as to create a separate partnership under the law of any jurisdiction, including, without limitation, the state of Nevada or Maryland. Revenues and expenses relating to the Mortgage Loans hereunder and any activities relating thereto shall be reported separately by the parties for tax purposes. This provision does not eliminate the possibility that the parties may enter into various revenue or equity sharing agreements with regard to any Mortgage Loans that the parties may consider on a case by case basis. During the performance of the any of the contemplated business activities set forth herein, Bull Street's employees will not be considered employees of Consolidated Mortgage, and vice versa, within the meaning or the applications of any federal, state or local laws or regulations including, but not limited to, laws or regulations covering unemployment insurance, old age benefits, worker's compensation, industrial accident, labor or taxes of any kind.

               ARTICLE VI. TRADEMARK, TRADE NAME AND COPYRIGHTS.

         This Agreement does not give any party any ownership rights or interest in another party's trade name, trademarks or copyrights.

                         ARTICLE VII. INDEMNIFICATION.

         Each of Bull Street and Consolidated Mortgage, at its own expense, shall indemnify, defend and hold the other, its partners, shareholders, directors, officers, employees and agents harmless from and against any and all third-party suits, actions, investigations and proceedings, and related costs and expenses (including, reasonable attorney's fees), resulting solely and directly from the indemnifying party's gross negligence, willful misconduct or material breach of this Agreement. Neither Bull Street nor Consolidated Mortgage shall be required hereunder to defend, indemnify or hold harmless the other or its partners, shareholders, directors, officers, employees and agents, or any of them, from any liability resulting from the negligence, willful misconduct or material breach of this Agreement by the party seeking indemnification or by any third party. Each of Bull Street and Consolidated Mortgage agrees to give the other prompt written notice of any claim or other matter as to which it believes this indemnification provision is applicable.

                      ARTICLE VIII. INTELLECTUAL PROPERTY.

         Work performed pursuant to this Agreement by either Bull Street or Consolidated Mortgage and information, materials, products and deliverables developed in connection with business endeavors pursuant to this Agreement shall be the property of the respective parties performing the work or creating the information. All underlying methodology utilized by


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Consolidated Mortgage and Bull Street, which was created or developed prior to the date of this Agreement and utilized in the course of performing their duties pursuant to this Agreement, shall not become the property of the other.

                        ARTICLE IX. GENERAL PROVISIONS.

         A. Entire Agreement. This Agreement, together with the attachments hereto and all documents incorporated by reference herein, constitutes the entire and sole agreement between the parties with respect to the subject matter hereof and supersedes any prior agreements, negotiations, understandings or other matters, whether oral or written, with respect to the subject matter hereof. This Agreement cannot be modified, changed or amended, except in writing signed by a duly authorized representative of each of the parties.

         B. Conflict. In the event of any conflict, ambiguity or inconsistency between this Agreement and any other document which may be annexed hereto, the terms of this Agreement shall govern. Any conflicts or disputes that are not amicably settled in the due course of this business relationship shall be settled through binding arbitration, in accordance with the latest edition of rules as set forth by the American Arbitration Association, such arbitration to be held in Las Vegas, Nevada. Said rulings in arbitration shall be considered final and binding on the parties hereto and shall be enforceable in any competent United States court.

         C. Assignment and Delegation. No party shall voluntarily assign or delegate this Agreement or any rights, duties or obligations hereunder to any other person or entity without prior express written approval of the other party, provided that, notwithstanding the foregoing, a party may assign this Agreement by operation of law to any successor to such party by merger or consolidation (without the prior consent of the other parties).

         D. Notices. Any notice required or permitted to be given under this Agreement shall be in writing, by hand delivery, commercial overnight courier or registered or certified U.S. Mail, to the address stated below across from such party's name, and shall be deemed duly given upon receipt, or if by registered or certified mail three Business Days following deposit in the U.S. Mail. The parties hereto may from time to time designate in writing other addresses expressly for the purpose of receipt of notice hereunder.

         If to Bull Street:              Bull Street Real Estate Investment
                                         Trust, Inc.
                                         2357 Renaissance Drive, Suite A
                                         Las Vegas, Nevada  89119

         If to Consolidated Mortgage:    Consolidated Mortgage, Inc.
                                         2381 Renaissance Drive, Suite C
                                         Las Vegas, Nevada  89119

         E. Severability. If any provision of this Agreement is declared invalid or unenforceable, such provision shall be deemed modified to the extent necessary and possible to render it valid and enforceable. In any event, the unenforceability or invalidity of any provision


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shall not affect any other provision of this Agreement, and this Agreement shall continue in full force and effect, and be construed and enforced, as if such provision had not been included, or had been modified as above provided, as the case may be.

         F. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without giving effect to its choice of law principles.

         G. Headings. The article and paragraph headings set forth in this Agreement are for the convenience of the parties, and in no way define, limit, or describe the scope or intent of this Agreement and are to be given no legal effect.

         H. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         I. Attachments. The Attachments attached hereto are made a part of this Agreement as if fully set forth herein.

                  [Remainder of page intentionally left blank.]


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         IN WITNESS WHEREOF, the parties, by their duly authorized
representatives, have caused this Agreement to be executed as of the date first written above.

                                            BULL STREET REAL ESTATE
                                            INVESTMENT TRUST, INC.


                                            By:
                                               -----------------------------
                                               Name:
                                                    ------------------------
                                               Title:
                                                     -----------------------


                                            CONSOLIDATED MORTGAGE, INC.


                                            By:
                                               -----------------------------
                                               Name:
                                                    ------------------------
                                               Title:
                                                     -----------------------


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                                 ATTACHMENT "A"

                              ADDITIONAL PROVISIONS

In accordance with the provisions set forth in the foregoing Strategic Alliance Agreement of which this Attachment forms an integral part, it is agreed and understood between the parties as follows:

         1) Consolidated Mortgage is entitled to retain origination fees with respect to any Mortgage Loans sold to Bull Street hereunder, as well as any agreed to shared equity if either an acquisition or participatory loan.

         2) Consolidated Mortgage can identify, and present for purchase by Bull Street, qualified commercial and/or residential loan portfolios on a case by case basis, as well as arrange for conduit financing to other qualified commercial lenders. Fees and potential participations will be agreed to on a case by case basis, and said additional agreements, if so applicable, shall be added to this schedule and agreement as further attachments.

          3) Consolidated Mortgage is entitled to service any Mortgage Loans sold to Bull Street hereunder, and to receive servicing fees for doing so, provided that, in the event Bull Street, in its reasonable good faith judgment (as communicated to Consolidated Mortgage in writing), determines that the servicing of any Mortgage Loan, in which it owns or in which it is an investor, by Consolidated Mortgage is being administered in such a manner so as jeopardize the value of such Mortgage Loan, including, without limitation, the collection of principal and interest on such Mortgage Loan or realization on the collateral therefor, Consolidated Mortgage shall, upon receipt of such written request, transfer the servicing right to sell Mortgage Loan to Bull Street.

                                 ATTACHMENT "B"

                   NON-CIRCUMVENTION/NON-DISCLOSURE AGREEMENT

         The undersigned, Consolidated Mortgage, Inc., intending to be legally bound, hereby irrevocably agrees not to circumvent, avoid, bypass or obviate Bull Street, directly or indirectly, in connection with the origination and sale of mortgage loans or any other transaction involving any sale, disposition or participation in any mortgage loans.

         Nor shall Consolidated Mortgage disclose or otherwise reveal to any third party any confidential information provided by Bull Street, particularly that concerning Bull Street's lenders, business, securities, borrowers, sellers, buyers, affiliates, agent's names, addresses, telex, telephone, email, fax numbers or other means of access thereto, bank accounts, codes or references, or any such information, advised to Consolidated Mortgage as being confidential or privileged, without the specific written consent of Bull Street.

         In the event of circumvention, either directly or indirectly, Bull Street shall be entitled to a legal monetary penalty equal to the maximum financial benefits it should have realized from such transactions, including all legal expenses in the recovery of funds. Further, any dispute arising from the performance of this agreement shall be settled through binding arbitration under the rules of the American Arbitration Association, and any said arbitration proceedings shall be held in Las Vegas, Nevada.

         This agreement shall be binding on the parties, hereunder signed, their successors, heirs, and assigns.

         Facsimile copies are considered to be legal documents.

                  [Remainder of page intentionally left blank.]


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                                            SIGNATURES:

                                            BULL STREET REAL ESTATE
                                            INVESTMENT TRUST, INC.


                                            By:
                                               -----------------------------
                                               Name:
                                                    ------------------------
                                               Title:
                                                     -----------------------


                                            CONSOLIDATED MORTGAGE, INC.


                                            By:
                                               -----------------------------
                                               Name:
                                                    ------------------------
                                               Title:
                                                     -----------------------


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                                 ATTACHMENT "C"

                               SPECIFIED MATERIALS


1.       All customary due diligence reports, documents and analyses

2. All other materials, documents and information reasonably requested by Bull Street